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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100653, 333-86606, 333-59636, 333-41348, and
333-41288), on Form S-4 (No. 333-102783), and on Form S-3 (Nos. 333-37994,
333-65152, and 333-69578) of Janus Capital Group Inc. of our report dated March 12, 2002 relating to the financial statements of Janus Capital Group Inc., which appears in this Form 10-K.

We also consent to the incorporation by reference in the Registration Statements referred to above of our report dated February 26, 2003 relating to the financial statements of DST Systems, Inc., which appears in the DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2002. The financial statements of DST Systems, Inc. for the year ended December 31, 2002 together with our report thereon have been incorporated by reference in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
March 26, 2003